Exhibit 99.1

Catalyst Health Solutions Reports

First Quarter 2012 Financial Results

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ROCKVILLE, MD, May 3, 2012 – Catalyst Health Solutions, Inc. (NASDAQ: CHSI), today announced its financial results for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights:

•	Revenue increased 29.7% to $1.45 billion

•	Adjusted earnings per diluted share increased 19.2% to $0.62

•	GAAP earnings per diluted share were $0.39

•	Announced a PBM services contract with Regence Rx to manage 1.2 million lives, effective May 1, 2012

•	Extended agreements with WellCare and Michigan Public School Employees Retirement System

•	Selected to provide prescription drug discounts to AARP members

•	Added to Mercer Pharmacy Collective, a group purchasing service

•	Executed a $4.4 billion merger agreement with SXC Health Solutions on April 17, 2012

“We are pleased with the performance of our business in the first quarter,” stated David T. Blair, Chairman and Chief Executive Officer of Catalyst.

“We look forward to completing the merger with SXC Health Solutions in the second half of 2012. This transaction will create significant benefits for our clients through a broader range of product offerings, more effective cost management, and increased investment in innovative programs and technologies,” added Blair.

First Quarter Results

Revenue for the first quarter of 2012 increased by $333 million, or 29.7%, to $1.45 billion from $1.12 billion for the first quarter of 2011. The increase in revenue is due to additional prescription volume from Catalyst Rx Health Initiatives, Inc. (CHI), formerly Walgreens Health

Initiatives, initiation of services with new PBM clients, and price inflation on brand drugs, offset by client attrition, higher generic utilization, and the impact of higher member copayments due to the annual reset of plan deductibles.

Total prescription volume, after adjusting for the difference in days supply between 90-day prescriptions (mail and retail) and traditional 30-day retail prescriptions, was up 22.9% to 30.7 million for the quarter compared to 24.9 million for the same period in 2011, excluding administrative services only (ASO) claims. ASO claims increased significantly with the acquisition of CHI to 22.8 million in the first quarter of 2012 from 0.1 million in the prior year period. Due to the limited nature of services or contractual responsibilities, ASO claims are accounted for on a net basis in revenue. Adjusted mail-order penetration decreased to 9% from 11% in first quarter 2011 due to the change in mix with the CHI client base included in this year’s first quarter volume but not included in last year’s volume. Generic utilization increased to 76% in the first quarter of 2012 from 74% in the first quarter of last year.

Gross profit for the first quarter increased $33.7 million, or 54.8%, to $95.3 million from $61.6 million for the first quarter last year. The increase in gross profit was due to the addition of CHI, margin contribution from new clients, improved retail pharmacy economics, and generic utilization, offset by lower margins on renewal business, client attrition, and startup costs associated with Script Relief, our direct-to-consumer joint venture established in December of 2011. Gross profit is reported net of $4.2 million of acquisition related intangible asset amortization in the first quarter of 2012 and $1.8 million in the first quarter of 2011.

Selling, general and administration (SG&A) expenses for the first quarter of 2012 were $67.7 million, compared to $27.5 million for the first quarter last year. The increase in SG&A reflects investments Catalyst is making in growth including the CHI acquisition, our Invest Now initiative, IT infrastructure improvements and Script Relief. Additionally, we incurred $6.6 million in transaction and implementation costs associated with the Regence Rx contract award, the acquisition of an EGWP insurance company and non-recurring Medicare Part D plan set-up and administration costs. SG&A also includes CHI transition and integration expenses of $8.8 million and acquisition related intangible amortization of $5.7 million for the first quarter of 2012 versus $1.5 million and $1.5 million, respectively in the first quarter of 2011.

Adjusting for CHI transaction, transition and integration expenses and acquisition related intangible amortization, operating income increased by 19% to $46.3 million in the first quarter of 2012, from $38.9 million in the first quarter of 2011.

The effective tax rate of 37.8% in the first quarter of 2012 was lower than the effective tax rate of 38.4% in the comparable period in 2011 primarily due to a reduction in our state effective rate caused by the lower tax rate associated with the CHI business and the tax impact of Script Relief.

First quarter 2012 net income includes a non-controlling interest adjustment related to Script Relief. Due to the amount of control that Catalyst has over the joint venture, accounting rules require that the company consolidate the entity in its GAAP financial statements and remove the non-controlling interest income/(loss) from net income, which in the first quarter was ($3.4) million.

Net income attributable to Catalyst for the first quarter of 2012 was $19.2 million, or $0.39 per diluted share, compared to net income of $20.3 million, or $0.45 per diluted share, for the first quarter of 2011. Adjusting for CHI transaction, transition and integration expenses and acquisition related intangible amortization, net income per diluted share attributable to Catalyst increased by 19.2% to $0.62, from net income per diluted share of $0.52 in the first quarter of 2011.

“2012 is off to a great start with the Regence Rx agreement,” stated Richard A. Bates, President and Chief Operating Officer of Catalyst. “We continue to see RFP activity running substantially higher than last year’s selling season, with strong prospects in large employers, governments, and managed care organizations. Additionally, the integration of CHI is on track and we expect to achieve our stated financial goals,” added Bates.

Proposed Merger

On April 18, 2012, Catalyst Health Solutions, Inc. and SXC Health Solutions Corp announced that their Boards of Directors have unanimously approved a definitive merger agreement under which SXC and Catalyst will combine in a cash and stock transaction valued at approximately $4.4 billion. Under the terms of the agreement, Catalyst shareholders will receive $28.00 in cash and 0.6606 shares of SXC stock for each Catalyst share. The merger, which is subject to approval by SXC and Catalyst shareholders, U.S. antitrust approval, and other customary closing conditions, is expected to close in the second half of 2012.

Financial Guidance

In the proposed merger announcement issued on April 18, 2012, Catalyst reaffirmed its full-year 2012 revenue and adjusted EPS guidance, excluding costs related to the proposed merger with SXC.

About Catalyst Health Solutions, Inc. (www.chsi.com):

Catalyst Health Solutions, Inc., the fastest growing national PBM in the U.S., is built on strong, innovative principles in the management of prescription drug benefits and provides an unbiased, client-centered philosophy resulting in industry-leading client retention rates. The Company’s subsidiaries include Catalyst Rx, a full-service pharmacy benefit manager (PBM) serving more than 18 million lives in the United States and Puerto Rico; HospiScript Services, LLC, one of the largest providers of PBM services to the hospice industry; FutureScripts, LLC, a full-service PBM serving approximately one million lives in the mid-Atlantic region; and a fully integrated prescription mail service facility. The Company’s clients include self-insured employers, including state and local governments, managed care organizations, unions, hospices, third-party administrators and individuals.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Catalyst Health Solutions, Inc. financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Catalyst’s management believes providing investors with this information gives additional insights into its results of operations. While Catalyst’s management believes that these non-GAAP financial measures are useful in evaluating its operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, assumptions and projections about the business, trends in the pharmacy benefit management (“PBM”) industry, and developments in the legal, regulatory and economic environment. Accordingly, you should not place undue reliance on any such statements. In addition, our actual results may vary materially from those anticipated in such forward-looking statements as a result of many factors, many of which are beyond our control, and we cannot guarantee that our performance will be consistent with such forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	Competition in the PBM industry is intense and could impair our ability to attract and retain clients;

•	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

•	The loss of one or more key network pharmacies impairing the competitiveness of our services;

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From time to time we engage in transactions to acquire other companies or businesses and if we are unable to effectively integrate or manage acquired businesses, our operating results may be adversely affected;

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A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

•	Our failure to execute on, or other issues arising under, key client contracts upon which our continued financial growth and profitability are dependent;

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If we or our suppliers fail to comply with complex and evolving laws and regulations, we could suffer penalties, be required to pay substantial damages and/or make significant changes to our operations;

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Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

•	Healthcare reform and other government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Changes relating to Medicare Part D impairing our ability to market services to Medicare Part D eligible plans or members;

•	Changes in industry pricing benchmarks could adversely affect our financial performance; and

•	The terms and covenants relating to our existing indebtedness, our credit ratings and profile, or the future level of our indebtedness could adversely impact our financial performance and liquidity.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Catalyst Health Solutions, Inc.’s most recent reports on Form 10-K and Form 10-Q and other documents of Catalyst Health Solutions, Inc. on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations.

Transaction Forward-Looking Statements

In addition, numerous factors could cause actual results with respect to the proposed merger with SXC to differ materially from those in the forward-looking statements, including without limitation, the possibility that the expected efficiencies and cost savings from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the SXC and Catalyst businesses will not be integrated successfully; the ability to obtain governmental approvals of the proposed merger on the proposed terms and schedule contemplated by the parties; the failure of shareholders of SXC or Catalyst to approve the proposed merger; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk of customer attrition; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; and the ability to obtain the financing contemplated to fund a portion of the consideration to be paid in the proposed merger and the terms of such financing.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger will be submitted to the shareholders of Catalyst and the shareholders of SXC for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a joint proxy statement/prospectus that will be mailed to shareholders. Such documents, however, are not currently available. BEFORE MAKING ANY VOTING

OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF CATALYST AND/OR SXC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Catalyst and SXC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SXC will be available free of charge on SXC’s website at www.sxc.com under the heading “Investor Information” or by contacting SXC’s Investor Relations Department at 630-577-3100. Copies of the documents filed with the SEC by Catalyst will be available free of charge on Catalyst’s website at www.catalysthealthsolutions.com under the heading “Investor Information” or by contacting Catalyst’s Investor Relations Department at 301-548-2900.

SXC, Catalyst and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of SXC is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 2, 2012. Information about the directors and executive officers of Catalyst is set forth in its proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 25, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Source: Catalyst Health Solutions, Inc.

Investor contact:

Peter Vozzo

Vice President, Investor Relations

Catalyst Health Solutions, Inc.

240-268-3280

pvozzo@catalystrx.com

CATALYST HEALTH SOLUTIONS, INC.

and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2012	2011
Revenue (excludes member co-payments of $360,763, and $320,909 for the three months ended March 31, 2012 and 2011, respectively)	$1,454,805	$1,121,733

Direct expenses	1,359,472	1,060,144
Selling, general and administrative expenses	67,723	27,518

Total operating expenses	1,427,195	1,087,662

Operating income	27,610	34,071
Interest and other income	3	65
Interest expense	(2,155)	(1,188)

Income before income taxes	25,458	32,948
Income tax expense	9,623	12,652

Net income	15,835	20,296
Less: Net loss attributable to non-controlling interest	(3,398)	—

Net income attributable to the Company	$19,233	$20,296

Net income per share attributable to the Company, basic	$0.39	$0.46
Net income per share attributable to the Company, diluted	$0.39	$0.45
Weighted average shares of common stock outstanding, basic	49,144	44,152
Weighted average shares of common stock outstanding, diluted	49,592	44,724

CATALYST HEALTH SOLUTIONS, INC.

and Subsidiaries

CONSOLIDATED SELECTED INFORMATION

(In thousands)

(Unaudited)

	XXXXX	XXXXX
	For the three months ended March 31,
	2012	2011
Pharmacy claims processed(1)
Retail prescriptions	21,923	18,558
90 – day retail prescriptions	1,991	1,185
Mail-order prescriptions	921	942

Total prescriptions	24,835	20,685
Total adjusted prescriptions(2)	30,659	24,939
Adjusted mail order penetration % (3)	9%	11%
Adjusted 90 – day penetration % (4)	28%	26%
Generic utilization %	76%	74%

Gross profit	$95,333	$61,589
Depreciation & amortization	14,996	5,942

(1)	Pharmacy claims processed exclude administrative service only (ASO) claims. ASO claims are prescriptions that receive a limited scope of services or contractual responsibilities. These services are generally limited to prescription adjudication and processing and discount card programs. ASO claims are reported on a net-revenue basis. ASO claims were approximately 22.8 million and 0.1 million for the three months ended March 31, 2012 and 2011, respectively.

(2)	Adjusted prescription volume equals the number of 90-day retail prescriptions and mail-order prescriptions multiplied by 3, plus retail prescriptions. 90-day retail prescriptions and mail-order prescriptions are multiplied by 3 to adjust for the fact that they include approximately 3 times the number of product days supplied compared with retail prescriptions.

(3)	The percentage of adjusted mail-order prescriptions to total adjusted prescriptions.

(4)	The percentage of adjusted 90-day retail prescriptions and adjusted mail-order prescriptions to total adjusted prescriptions.

CATALYST HEALTH SOLUTIONS, INC.

and Subsidiaries

Adjusted Earnings Per Share Reconciliation

(Unaudited)

We are providing diluted earnings per share excluding the impact of the acquisitions related intangible amortization in order to compare our underlying financial performance to prior periods. Catalyst’s management believes that this non-GAAP financial measure provides useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results.

	For the three months ended March 31,
	2012	2011
GAAP diluted earnings per share	$0.39	$0.45
Adjustments for CHI transaction, transition and integration related cost (1)	0.11	0.02

Adjustment to amortization of intangible assets (2)	0.12	0.05

Diluted earnings per share, as adjusted	$0.62	$0.52

(1)	This adjustment represents the per share effect of transaction, transition and integration costs directly related to the acquisition of Catalyst Rx Health Initiatives Inc. (“CHI”), formerly Walgreens Health Initiatives, Inc., of approximately $8.8 million and $1.5 million ($5.5 million and $0.9 million after tax) for the three months ended March 31, 2012 and 2011, respectively. Transaction, transition and integration expenses are included in selling, general and administrative expenses on our consolidated statements of operations. Transaction, transition and integration expenses include, but are not limited to, charges related to the acquisition of CHI, primarily comprised of transaction closing costs, professional fees (banking, legal and accounting), transition services, integration, retention payments, severance and other acquisition-related expenses or post-closing expenses. These charges include only expenses that are expected to end when the integration is complete.
(2)	This adjustment represents the expected per share effect of CHI and all other prior acquisition related intangible amortization. Acquisition related intangible amortization of approximately $5.7 million and $1.5 million ($3.6 million and $0.9 million after tax) for the three months ending March 31, 2012 and 2011, respectively, is included in selling, general and administrative expenses. Acquisition related intangible amortization of approximately $4.2 million and $1.8 million ($2.6 million and $1.1 million after tax) is included as a reduction to revenue for the three months ended March 31, 2012 and 2011, respectively.